EXHIBIT C
                                                                      ---------

                             JOINT FILING AGREEMENT
                             ----------------------

                  The undersigned hereby agree that the Statement on Schedule 13D, dated November 21, 2003 ("Schedule 13D), with respect to the ordinary shares, par value Rand 0.25 each of AngloGold Limited is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities and Exchange Act of 1934, as amended, and that this shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this agreement as of November 21, 2003.


                                      ANGLO AMERICAN PLC

                                      By:  /s/ A.J. Trahar
                                         ------------------------------
                                      Name:  A.J. Trahar
                                      Title: Chief Executive


                                      ANGLO SOUTH AFRICA CAPITAL
                                      (PTY) LIMITED

                                      By:  /s/ A.J. Trahar
                                         ------------------------------
                                      Name:  A.J. Trahar
                                      Title: Director


                                      By:  /s/ D.J. Alison
                                         ------------------------------
                                      Name:  D.J. Alison
                                      Title: Secretary



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